EXHIBIT 3(i)(3)

                               ARTICLES OF MERGER



      These Articles of Merger for FAMOUS FIXINS, INC., a Nevada corporation, are hereby respectively submitted for filing by the Nevada Secretary of State as required under Section 92A.190 of the Nevada Mergers and Exchanges of Interest.

      1. An Agreement and Plan of Merger was entered into on September 3, 1998 by the following:

      Constituent Corporation:      FAMOUS FIXINS, INC., a Nevada corporation
      Surviving Corporation:        FAMOUS FIXINS HOLDING COMPANY, INC.,
                                    a New York corporation

      2. An Agreement and Plan of Merger was adopted by the Board of Directors of FAMOUS FIXINS HOLDING COMPANY, INC. and FAMOUS FIXINS, INC. on September 3, 1998.

      3. Approval of the Agreement and Plan of Merger was required by both the shareholders of FAMOUS FIXINS HOLDING COMPANY, INC. and FAMOUS FIXINS, INC. Notice to the shareholders of FAMOUS FIXINS, INC. and FAMOUS FIXINS HOLDING COMPANY, INC., and the related Agreement and Plan of Merger was submitted to the shareholders of the respective corporations on or about August 17, 1998 for meetings held on September 3, 1998.

      4. The desgination and number of votes entitled to be cast by each class of FAMOUS FIXINS, INC., a Nevada corporation, are: common stock, total authorized 25,000,000 shares, par value $.001 per share, 6,633,891 shares issued and outstanding. The total number of votes cast for and against the plan are 4,819,494 and 0, respectively.

      5. The desgination and number of votes entitled to be cast by each class of FAMOUS FIXINS HOLDING COMPANY, INC., a New York corporation, are: common stock, total authorized 25,000,000 shares, par value $.001 per share, 1 share issued and outstanding. The total number of votes cast for and against the plan are one (1) and none (0), respectively.

      6. The Agreement and Plan of Merger is not set forth herein. A copy of the Agreement and Plan of Merger is on file at the registered office of the surviving corporation, and will be furnished by the surviving corporation, on request and without cost, to any owner of any entity which is a party to the merger.

      IN WITNESS WHEREOF, these Articles of Merger have been executed by FAMOUS FIXINS, INC. and FAMOUS FIXINS HOLDING COMPANY, INC.


ATTEST                              FAMOUS FIXINS, INC.


  /s/ Peter Zorich                  By:  /s/ Jason Bauer
-------------------------              ------------------------
  Peter Zorich, Secretary                Jason Bauer, President



ATTEST                              FAMOUS FIXINS HOLDING COMPANY, INC.


  /s/ Peter Zorich                  By:  /s/ Jason Bauer
-------------------------              ------------------------
  Peter Zorich, Secretary                Jason Bauer, President



STATE OF NEW YORK     )
                      ss:
COUNTY OF NEW YORK    )

      On this 30th day of November, 1998, before me the undersigned officer, personally appeared JASON BAUER known to me to be the PRESIDENT of FAMOUS FIXINS, INC. and acknowledged that he, as an officer being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by himself as an officer.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                      /s/ Stephen A. Saltzman
                                      ------------------------
                                          Notary Public


STATE OF NEW YORK     )
                      ss:
COUNTY OF NEW YORK    )

      On this 30th day of November, 1998, before me the undersigned officer, personally appeared JASON BAUER known to me to be the PRESIDENT of FAMOUS FIXINS HOLDING COMPANY, INC. and acknowledged that he, as an officer being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by himself as an officer.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                      /s/ Stephen A. Saltzman
                                      ------------------------
                                          Notary Public

FORWARDING ADDRES FOR SERVICE OF PROCESS IS:
c/o  Famous Fixins, Inc.
     250 West 57th Street, Suite 2501
     New York, NY  10107